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                                                                       Exhibit j

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 12, 1999, and to all references to our Firm included in or made a part of this registration statement of Nuveen Flagship Multistate Trust II.



                                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
June 24, 1999